Exhibit 99.1

Donaldson Company Reports Record Fiscal Second Quarter 2022 Earnings

Second quarter 2022 sales increased 18.2% from 2021 to a quarterly record of $802.5 million
GAAP EPS increased 30.4%; Adjusted EPS increased 9.8%
Donaldson increases fiscal 2022 sales and EPS guidance

MINNEAPOLIS (March 2, 2022) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company) today reported second quarter 2022 net earnings of $71.8 million, an increase of 27.7% from $56.2 million in 2021. Earnings per share (EPS)1 for the second quarter 2022 increased 30.4% to $0.57 from $0.44. The prior year EPS includes an impact of approximately $0.08 related to restructuring charges. Excluding this impact, second quarter 2022 EPS increased 9.8% from adjusted EPS2 of $0.52 in 2021. The tables attached to this press release include a reconciliation of measures calculated in accordance with generally accepted accounting principles (GAAP) to non-GAAP measures.

“Second quarter record sales demonstrate the resiliency of our business model, the Donaldson team and our commitment to delivering value to our customers,” said Tod Carpenter, chairman, president and chief executive officer. “Although ongoing inflation and supply chain challenges pressured gross margin more than we expected, we worked to mitigate the impact through our strategic pricing and expense management while continuing to invest for future growth.

“With the first half of the fiscal year behind us and given our expectations for robust sales through the balance of the year, we are increasing our fiscal 2022 sales and earnings guidance. Inflation and supply chain constraints are likely to remain a headwind, however, we expect our second half gross margins to improve sequentially as we realize increased benefits from pricing actions. More broadly, I am confident in the direction Donaldson is heading with our expanded global footprint, commitment to R&D, and integration and scaling of recent and future acquisitions.”

[1]All earnings per share figures refer to diluted earnings per share.
[2]Adjusted earnings per share is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.

Donaldson Company Reports Fiscal Second Quarter 2022 Earnings - Page 2 of 5
Operating Results

Second quarter 2022 sales increased 18.2% to $802.5 million from $679.1 million in 2021, including a negative impact of 2.6 percentage points from currency translation.

	Three Months Ended		Six Months Ended
	January 31, 2022		January 31, 2022
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Engine Products segment
Off-Road	22.6%	26.6%	32.8%	35.0%
On-Road	(0.7)	1.4	(1.1)	0.1
Aftermarket	20.6	22.9	19.4	20.1
Aerospace and Defense	29.6	32.1	26.1	27.4
Total Engine Products segment	19.8	22.4	20.3	21.4

Industrial Products segment
Industrial Filtration Solutions	14.1	16.7	17.9	18.8
Gas Turbine Systems	26.3	27.0	(0.5)	(0.2)
Special Applications	9.8	14.8	16.4	19.6
Total Industrial Products segment	14.6	17.4	15.5	16.9
Total Company	18.2%	20.8%	18.8%	20.0%

Second quarter 2022 sales in the Engine Products segment (Engine) increased 19.8%, with Aerospace and Defense, Off-Road, and Aftermarket strength partially offset by a slight decrease in On-Road. Aerospace and Defense sales grew 29.6% compared with 2021, as stronger economic conditions in the commercial aerospace industry and market share gains drove results. Off-Road sales increased 22.6% versus the prior year, with growth in all regions as equipment production levels remained high and Exhaust and Emissions program wins in Europe bolstered results. Second quarter 2022 Aftermarket sales rose 20.6%, driven by strong demand across all primary end-markets. On-Road sales, down 0.7% year-over-year, continue to be negatively impacted by a strategic decision to discontinue sales of a low profit product line in the United States.

Donaldson Company Reports Fiscal Second Quarter 2022 Earnings - Page 3 of 5
Second quarter Industrial Products segment (Industrial) sales rose 14.6%, with strong growth in Gas Turbine Systems (GTS) and Industrial Filtration Solutions (IFS). GTS sales increased 26.3% versus the prior year due to timing of project deliveries. IFS sales growth of 14.1% was the result of ongoing momentum in the industrial dust collection business as well as Process Filtration sales performance. Special Applications sales rose 9.8% compared with 2021, with growth in all regions and across the product portfolio.

Second quarter 2022 operating income as a percentage of sales (operating margin) increased to 11.9% from 11.2% in 2021. Second quarter 2021 adjusted operating margin, which excludes the impact of restructuring charges, was 13.4%. Gross margin decreased to 31.1% from 33.2% in the prior year, as inflation headwinds from raw materials, freight and labor costs persisted. Second quarter 2021 adjusted gross margin was 34.0%.

Second quarter 2022 operating expenses as a percentage of sales were 19.2%, an improvement from 22.0% in 2021 due to leverage on higher sales. Prior year adjusted operating expenses as a percentage of sales, which excludes $9.0 million of restructuring charges, was 20.7%.

Second quarter 2022 interest expense was $3.6 million, compared with $3.3 million in the prior year. Other income, net was favorable by $1.3 million versus the prior year, primarily driven by a reduction in donation expense. Second quarter 2022 effective tax rate increased to 24.1% from 23.9% in 2021.

During the second quarter, Donaldson paid dividends of $27.2 million and repurchased approximately 0.2% of its outstanding shares for $12.8 million. Year to date, the Company has paid $54.6 million in dividends and repurchased approximately 1.4% of its outstanding shares for $115.6 million.

Updated Fiscal 2022 Outlook

Donaldson is increasing its fiscal 2022 sales and EPS guidance to reflect a better-than-expected sales outlook given first half performance combined with additional pricing realization planned in the second half of the year. Net sales are projected to increase between 11% and 15% year-over-year, up from previous guidance of 8% to 12%. Currency translation is forecast to negatively impact sales by approximately 2%. Fiscal 2022 GAAP EPS is now expected to be between $2.66 and $2.76, versus a previous range of between $2.57 and $2.73. GAAP and adjusted EPS2 in 2021 were $2.24 and $2.32, respectively.

Donaldson Company Reports Fiscal Second Quarter 2022 Earnings - Page 4 of 5
Fiscal 2022 Engine sales are projected to increase between 12% to 16% compared with 2021 and versus previous guidance of an 8% to 12% increase. Incremental pricing and ongoing demand are expected to drive the overall improvement, particularly in the Aftermarket segment. Aerospace and Defense sales are also projected to increase versus previous expectations due to improved commercial aerospace market conditions and market share gains. Forecasts for Off-Road and On-Road performance are unchanged.

Donaldson Fiscal 2022 Full Year Sales Guidance Ranges
Engine Products Segment	Current Guidance (March 2, 2022)	Previous Guidance (December 1, 2021)
Off-Road	‘ + high teens (no change)	‘ + high teens
On-Road	‘ - low single-digits (no change)	‘‘ - low single-digits
Aftermarket	‘ + mid teens	‘ + high single-digits
Aerospace and Defense	‘ + low twenties	‘ + low double-digits
Total Engine Products segment	‘ + 12% to 16%	‘ + 8% to 12%
Fiscal 2022 Industrial sales are expected to increase between 9% and 13% compared with 2021 and compared with previous guidance of 7% to 11%. Continued momentum in Special Applications is expected to benefit results. IFS and GTS sales are projected to be in line with previous guidance.

Donaldson Fiscal 2022 Full Year Sales Guidance Ranges
Industrial Products Segment	Current Guidance (March 2, 2022)	Previous Guidance (December 1, 2021)
Industrial Filtration Solutions	‘ + low double-digits (no change)	‘ + low double-digits
Gas Turbine Systems	‘ + high single-digits (no change)	‘ + high single-digits
Special Applications	‘ + mid single-digits	‘+ low single-digits
Total Industrial Products segment	‘ + 9% to 13%	‘ + 7% to 11%
Fiscal 2022 gross margin is expected to be down between 1 to 1.5 percentage points compared with 2021 and versus the previous forecast of a decrease of 0.5 to 1 percentage point. Inflationary pressures were greater than expected in the first half and are anticipated to continue through the balance of the year.

Fiscal 2022 operating margin is forecast to be between 14.0% and 14.4% compared with previous guidance of between 14.1% and 14.7%. GAAP and adjusted operating margin were 13.5% and 14.0%, respectively, in 2021. Compared with 2021, leverage on higher sales and expense management will drive results.

The Company anticipates fiscal 2022 interest expense of approximately $14.0 million, and other income of between $7.0 million and $11.0 million. Donaldson expects a fiscal 2022 effective income tax rate of between 24% and 26%.

Fiscal 2022 capital expenditures are projected to be between $90.0 million and $110.0 million and free cash flow conversion is expected to be between 70% and 80%. Donaldson anticipates repurchasing approximately 2% of its outstanding shares during fiscal 2022.

Donaldson Company Reports Fiscal Second Quarter 2022 Earnings - Page 5 of 5
Miscellaneous

The Company will webcast its second quarter 2022 earnings conference call today at 9:00 a.m. CST. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CST today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events, including the COVID-19 pandemic; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; impairment of intangible assets; inability to manage productivity improvements; inability to maintain an effective system of internal control over financial reporting; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; effects of changes in capital and credit markets; changes in tax laws and tax rates, regulations and results of examinations; and results of execution of any acquisition, divestiture and other strategic transactions strategy. These and other factors are described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OEM brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	January 31,			January 31,
	2022	2021	Change	2022	2021	Change
Net sales	$802.5	$679.1	18.2%	$1,563.4	$1,315.8	18.8%
Cost of sales	552.7	453.8	21.8	1,056.6	867.8	21.8
Gross profit	249.8	225.3	10.9	506.8	448.0	13.1
Operating expenses	154.1	149.2	3.2	303.6	284.7	6.6
Operating income	95.7	76.1	25.8	203.2	163.3	24.4
Interest expense	3.6	3.3	10.6	7.1	6.8	4.2
Other (income) expense, net	(2.4)	(1.1)	121.3	(2.4)	0.4	(786.5)
Earnings before income taxes	94.5	73.9	27.9	198.5	156.1	27.1
Income taxes	22.7	17.7	28.7	49.7	38.0	30.9
Net earnings	$71.8	$56.2	27.7%	$148.8	$118.1	25.9%

Weighted average shares – basic	123.9	126.6	(2.2)%	124.1	126.7	(2.1)%
Weighted average shares – diluted	125.6	128.2	(2.1)%	126.0	128.2	(1.7)%

Net earnings per share – basic	$0.58	$0.44	30.5%	$1.20	$0.93	28.6%
Net earnings per share – diluted	$0.57	$0.44	30.4%	$1.18	$0.92	28.1%

Dividends paid per share	$0.22	$0.21	4.8%	$0.44	$0.42	4.8%
Note: Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 31,	July 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$170.4	$222.8
Accounts receivable, net	553.4	552.7
Inventories, net	480.7	384.5
Prepaid expenses and other current assets	109.7	84.0
Total current assets	1,314.2	1,244.0
Property, plant and equipment, net	601.0	617.8
Goodwill	344.3	322.5
Intangible assets, net	79.4	61.6
Other long-term assets	152.4	154.3
Total assets	$2,491.3	$2,400.2

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$63.9	$48.5
Accounts payable	324.5	293.9
Accrued employee compensation and related taxes	89.6	126.8
Income taxes payable	28.9	17.7
Dividends payable	27.3	27.6
Other current liabilities	104.3	92.1
Total current liabilities	638.5	606.6
Long-term debt	553.9	461.0
Non-current income taxes payable	74.4	80.7
Deferred income taxes	30.6	26.6
Other long-term liabilities	77.1	88.2
Total liabilities	1,374.5	1,263.1

Total stockholders’ equity	1,116.8	1,137.1
Total liabilities and stockholders’ equity	$2,491.3	$2,400.2

Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	January 31,
	2022	2021
Operating Activities
Net earnings	$148.8	$118.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	47.5	46.6
Deferred income taxes	1.2	(7.0)
Stock-based compensation expense	13.4	10.2
Other, net	6.5	13.5
Changes in operating assets and liabilities	(137.6)	20.9
Net cash provided by operating activities	79.8	202.3

Investing Activities
Purchases of property, plant and equipment	(33.5)	(30.4)
Acquisitions, net of cash acquired	(49.0)	—
Net cash used in investing activities	(82.5)	(30.4)

Financing Activities
Proceeds from long-term debt	174.3	—
Repayments of long-term debt	(75.0)	(125.0)
Change in short-term borrowings	15.9	13.0
Purchase of non-controlling interests	—	(14.4)
Purchase of treasury stock	(115.6)	(46.3)
Dividends paid	(54.6)	(53.1)
Tax withholding for stock compensation transactions	(1.2)	(3.5)
Exercise of stock options	10.5	18.7
Net cash used in financing activities	(45.7)	(210.6)
Effect of exchange rate changes on cash	(4.0)	9.4
Decrease in cash and cash equivalents	(52.4)	(29.3)
Cash and cash equivalents, beginning of period	222.8	236.6
Cash and cash equivalents, end of period	$170.4	$207.3

Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Gross margin	31.1%	33.2%	32.4%	34.0%
Operating expenses	19.2%	22.0%	19.4%	21.6%
Operating margin	11.9%	11.2%	13.0%	12.4%
Other (income) expense, net	(0.3)%	(0.2)%	(0.2)%	—%
Depreciation and amortization	2.9%	3.4%	3.0%	3.5%
EBITDA	15.2%	14.8%	16.2%	15.9%
Effective tax rate	24.1%	23.9%	25.0%	24.3%
Earnings before income taxes - Engine Products	11.7%	13.3%	12.7%	13.5%
Earnings before income taxes - Industrial Products	15.1%	11.9%	15.7%	12.8%
Cash conversion ratio	30.2%	109.9%	31.0%	145.4%

	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Adjusted Rates
Gross margin	31.1%	34.0%	32.4%	34.5%
Operating expenses	19.2%	20.7%	19.4%	21.0%
Operating margin	11.9%	13.4%	13.0%	13.5%
Other (income) expense, net	(0.3)%	(0.2)%	(0.2)%	—%
Depreciation and amortization	2.9%	3.4%	3.0%	3.5%
EBITDA	15.2%	17.0%	16.2%	17.0%
Effective tax rate	24.1%	24.7%	25.0%	24.7%
Earnings before income taxes - Engine Products	11.7%	13.8%	12.7%	13.8%
Earnings before income taxes - Industrial Products	15.1%	14.8%	15.7%	14.3%
Cash conversion ratio	30.2%	92.5%	31.0%	133.6%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of restructuring charges. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.
Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2022	2021	Change	2022	2021	Change
Net sales
Engine Products segment
Off-Road	$95.5	$77.9	22.6%	$189.4	$142.6	32.8%
On-Road	33.1	33.4	(0.7)	64.6	65.3	(1.1)
Aftermarket	398.4	330.2	20.6	772.7	647.4	19.4
Aerospace and Defense	27.1	20.9	29.6	54.6	43.3	26.1
Total Engine Products segment	554.1	462.4	19.8	1,081.3	898.6	20.3

Industrial Products segment
Industrial Filtration Solutions	171.2	149.9	14.1	336.7	285.6	17.9
Gas Turbine Systems	29.6	23.4	26.3	46.2	46.4	(0.5)
Special Applications	47.6	43.4	9.8	99.2	85.2	16.4
Total Industrial Products segment	248.4	216.7	14.6	482.1	417.2	15.5
Total Company	$802.5	$679.1	18.2%	$1,563.4	$1,315.8	18.8%

Earnings before income taxes
Engine Products segment	$65.0	$61.3	6.0%	$137.3	$121.7	12.8%
Industrial Products segment	37.5	25.8	45.3	75.8	53.3	42.2
Corporate and unallocated	(8.0)	(13.2)	39.4	(14.6)	(18.9)	22.8
Total Company	$94.5	$73.9	27.9%	$198.5	$156.1	27.1%

Earnings before income taxes percentage
Engine Products segment	11.7%	13.3%	(1.6)%	12.7%	13.5%	(0.8)%
Industrial Products segment	15.1%	11.9%	3.2%	15.7%	12.8%	2.9%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended January 31, 2022
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Engine Products segment
Off-Road	22.6%	24.2%	36.7%	0.8%	83.9%
On-Road	(0.7)	(6.6)	(14.1)	13.8	79.1
Aftermarket	20.6	27.5	18.8	4.3	26.9
Aerospace and Defense	29.6	16.4	70.0	37.5	N/A
Total Engine Products segment	19.8	22.7	23.6	4.5	29.3

Industrial Products segment
Industrial Filtration Solutions	14.1	21.1	13.9	2.6	17.0
Gas Turbine Systems	26.3	20.7	30.1	82.1	(22.6)
Special Applications	9.8	40.3	2.7	7.8	46.9
Total Industrial Products segment	14.6	22.2	14.7	7.0	11.1
Total Company	18.2%	22.6%	20.2%	5.5%	26.9%

	Six Months Ended January 31, 2022
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	32.8%	31.5%	53.8%	7.1%	82.0%
On-Road	(1.1)	(10.0)	(6.5)	16.0	131.9
Aftermarket	19.4	22.5	19.5	6.0	28.0
Aerospace and Defense	26.1	22.4	36.7	44.1	N/A
Total Engine Products segment	20.3	20.3	26.2	7.3	30.6

Industrial Products segment
Industrial Filtration Solutions	17.9	28.6	11.8	9.7	27.5
Gas Turbine Systems	(0.5)	(0.5)	1.1	(8.7)	6.4
Special Applications	16.4	26.5	8.7	16.8	135.5
Total Industrial Products segment	15.5	23.8	10.1	12.4	25.6
Total Company	18.8%	21.2%	19.9%	9.3%	30.0%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended January 31, 2022
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	26.6%	24.2%	44.9%	4.0%	90.0%
On-Road	1.4	(6.6)	(10.7)	19.4	84.2
Aftermarket	22.9	27.5	24.3	7.0	29.1
Aerospace and Defense	32.1	16.4	79.4	48.2	N/A
Total Engine Products segment	22.4	22.7	29.8	7.6	31.6

Industrial Products segment
Industrial Filtration Solutions	16.7	21.1	19.1	4.4	18.1
Gas Turbine Systems	27.0	20.7	31.1	86.7	(22.6)
Special Applications	14.8	40.3	7.0	13.6	46.9
Total Industrial Products segment	17.4	22.2	19.4	10.8	12.0
Total Company	20.8%	22.6%	25.7%	8.9%	29.0%

	Six Months Ended January 31, 2022
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	35.0%	31.5%	58.9%	8.9%	83.7%
On-Road	0.1	(10.0)	(5.7)	20.2	133.1
Aftermarket	20.1	22.5	21.2	6.8	28.9
Aerospace and Defense	27.4	22.4	41.7	51.3	N/A
Total Engine Products segment	21.4	20.3	28.7	8.7	31.5

Industrial Products segment
Industrial Filtration Solutions	18.8	28.6	14.0	9.9	27.8
Gas Turbine Systems	(0.2)	(0.5)	1.7	(8.1)	6.4
Special Applications	19.6	26.5	10.2	20.9	135.5
Total Industrial Products segment	16.9	23.8	12.1	14.5	25.9
Total Company	20.0%	21.2%	22.2%	11.0%	30.8%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$36.9	$73.4	$79.8	$202.3
Net capital expenditures	(15.2)	(11.6)	(33.5)	(30.4)
Free cash flow	$21.7	$61.8	$46.3	$171.9

Net earnings	$71.8	$56.2	$148.8	$118.1
Income taxes	22.7	17.7	49.7	38.0
Interest expense	3.6	3.3	7.1	6.8
Depreciation and amortization	23.6	23.3	47.5	46.6
EBITDA	$121.7	$100.5	$253.1	$209.5

Adjusted net earnings	$71.8	$66.8	$148.8	$128.7
Adjusted income taxes	22.7	21.9	49.7	42.2
Interest expense	3.6	3.3	7.1	6.8
Depreciation and amortization	23.6	23.3	47.5	46.6
Adjusted EBITDA	$121.7	$115.3	$253.1	$224.3

Gross profit	$249.8	$225.3	$506.8	$448.0
Restructuring charges	—	5.8	—	5.8
Adjusted gross profit	$249.8	$231.1	$506.8	$453.8

Operating expense	$154.1	$149.2	$303.6	$284.7
Restructuring charges	—	9.0	—	9.0
Adjusted operating expense	$154.1	$140.2	$303.6	$275.7

Operating income	$95.7	$76.1	$203.2	$163.3
Restructuring charges	—	14.8	—	14.8
Adjusted operating income	$95.7	$90.9	$203.2	$178.1

Net earnings	$71.8	$56.2	$148.8	$118.1
Restructuring charges, net of tax	—	10.6	—	10.6
Adjusted net earnings	$71.8	$66.8	$148.8	$128.7

Diluted earnings per share	$0.57	$0.44	$1.18	$0.92
Restructuring charges per share	—	0.08	—	0.08
Adjusted diluted earnings per share	$0.57	$0.52	$1.18	$1.00
Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Second Quarter 2022 Earnings Press Release Schedules